EX-23.2

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of K N Energy, Inc. Profit Sharing and Savings Plan as of December 31, 1998 dated April 23, 1999, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-24934).

                             /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
June 27, 2000.